UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019 (June 13, 2019)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

1351 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 13, 2019, Globalstar, Inc. filed a Corrected Second Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) to correct its Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 11, 2019 (the “Second Amended and Restated Certificate of Incorporation”). The Second Amended and Restated Certificate of Incorporation inadvertently included capitalized terms that were never defined therein (such terms being “Thermo,” “Thermo Stockholder,” and “Globalstar”). The Certificate of Correction corrects these scrivener’s errors to the Second Amended and Restated Certificate of Incorporation by adding definitions of such terms and making certain related conforming changes.

The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the full text of the Certificate of Correction attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
3.1	Corrected Second Amended and Restated Certificate of Incorporation of Globalstar, Inc., dated June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ David B. Kagan
David B. Kagan
Chief Executive Officer

Date: June 13, 2019